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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


    We consent to the incorporation by reference in Registration Statement No. 33-38384 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-3456 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-11317 on Form S-8, Post-Effective Amendment No. 3 to Registration Statement No. 2-70291 on Form S-8, Registration Statement No. 33-56042 on Form S-8, Registration Statement No. 33-57163 on Form S-8, Registration Statement No. 333-00333 on Form S-8 and Registration Statement No. 333-21815 on Form S-8 of our report dated July 22, 1997, appearing in this Annual Report on Form 10-K of SymmetriCom, Inc. for the year ended June 30, 1997.

    Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of SymmetriCom, Inc., listed in Item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

San Jose, California
September 23, 1997